EXHIBIT 10.5
                              Employment Agreement

Agreement dated August 29, 2001, between ADZONE RESEARCH, INC. (hereinafter the "company") and Charles A. Cardona (hereinafter the "employee")

     The company employees the employee, and the employee agrees to be employed, Following terms and conditions:

     Employment - Employment continues as outlined effective today, August 29,2001 and will end on August 31, 2004 (Employment Period)

     Salary - The Company shall pay Employee a salary plus stock of (see exhibit
     A) per year, payable as a weekly payroll check.

     Position - The Company hires the Employee as CEO

     Other Agreements - Medical and Dental insurance is fully paid for the employee by the Company during the employment period. Company shall reimburse or pay for reasonable company vehicle expenses including lease or purchase payments, gas, tolls and repairs.

     Legal Representation - AdZone Interactive agrees to defend employee against any and all legal claims and litigation. In addition AdZone Interactive further agrees to pay all expenses arising from any and all litigation, including but not limited to attorney's fee's legal fee's, misc. expenses, . Legal representation for Charles A. Cardona will continue beyond the term of this contract and will continue for the remainder of Charles A. Cardona's life.

     Settlement by Arbitration - Any claim or controversy that arises out of or relates to this agreement, will be settled by arbitration. If any provision of this agreement is held invalid, the other provisions of this agreement will remain in effect. ORAL MODIFICATIONS ARE NOT BINDING. THIS AGREEMENT SUPERSEDES ALL PREVIOUS EMPLOYMENT AND OTHER AGREEMENTS BETWEEN CHARLES A. CARDONA AND ADZONE RESEARCH.

     Effect of Prior Agreements - This agreement supersedes any prior agreement between AdZone Interactive and Charles A. Cardona. The company assumes all outstanding unpaid back salary liability under previous contracts with AdZone Interactive, Inc.



                                                     ADZONE RESEARCH, INC
                                                     Company Name


                                                      /S/ JOHN CARDONA
                                                     ---------------------------
                                                     Authorized Signature


                                                      /S/ CHARLES CARDONA
                                                      --------------------------
                                                     Employee Signature

                              Employment Agreement
                                    Exhibit A

Position: CEO

Effective Date:     August 29, 2001

Base Salary:        Remainder 2001      $141,000 annual
2002                                    $151,000 annual
2003                                    $161,000 annual
2004                                    $208,000 annual

Bonuses:            Quarterly Qualitative Bonus of $ 15,000
                    2nd Year, Year end Qualitative Bonus of $ 25,000
                    Profitability   Bonus,   if  the  company   reaches   annual
                    profitability employee will receive a $100,000 bonus plus 250,000 shares in stock..

                    Employee shall receive an annual bonus as follows;
                    .5% of the previous years revenues plus
                    3.5% of the previous years profits plus
                    3.75% of the first $3 Million in growth in market capitalization of the companies public stock for the previous year. Plus
                    1.75% of the amount over $3 Million in growth in market capitalization of the companies public stock for the previous year.

Stock: The employee shall be granted stock options for 1,000,000 shares of stock at .10 per share exercisable for 5 years from the date of this contract.

                    In the event of early termination from this contract for any reason, Charles A. Cardona shall receive a lump sum of 3 years annual salary at the rate in the year in which termination occurred.


Additional Incentives: Charles A. Cardona will receive 10% of all sales he is involved with.



                                                           ADZONE RESEARCH, INC.

                                                           Company Name


                                                           ---------------------
                                                           Authorized Signature


                                                           ---------------------
                                                           Employee Signature